Exhibit 99.1



                   STATEMENT UNDER OATH OF
                 PRINCIPAL EXECUTIVE OFFICER
         REGARDING FACTS AND CIRCUMSTANCES RELATING
                   TO EXCHANGE ACT FILINGS


I, Mark G. Papa, the principal executive officer of EOG
Resources, Inc., a Delaware corporation (the "Company"), state and attest that:

    (1) To the best of my knowledge, based upon a review of the covered reports of the Company and, except as corrected or supplemented in a subsequent covered report:

         . no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

         . no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

    (2) I have reviewed the contents of this statement with the Company's audit committee.

    (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

         . the Company's Annual Report on Form 10-K for the year ending December 31, 2001, filed with the Securities and Exchange Commission on March 20, 2002;

         . all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of the Company filed with the Securities and Exchange Commission subsequent to the filing of the Form 10-K identified above; and

         .  any amendments to any of the foregoing.


/S/MARK G. PAPA
   Mark G. Papa

Date: August 12, 2002


Subscribed and sworn to before me this 12th day of August, 2002.


/S/JEANNE G. RODGERS
   Jeanne G. Rodgers
Notary Public

My Commission Expires: July 18, 2005